Exhibit 99.(j)

Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information in Post-Effective Amendment No. 119 to the Registration Statement (Form N-1A, No. 033-23166) of Morgan Stanley Institutional Fund, Inc., and to the incorporation by reference of our reports, dated February 25, 2013, on Advantage Portfolio, Emerging Markets Domestic Debt Portfolio, Emerging Markets External Debt Portfolio, Emerging Markets Portfolio, Global Opportunity Portfolio, Global Real Estate Portfolio, Growth Portfolio, International Equity Portfolio, International Opportunity Portfolio, International Real Estate Portfolio, Opportunity Portfolio, Select Global Infrastructure Portfolio, and U.S. Real Estate Portfolio (thirteen of the portfolios comprising Morgan Stanley Institutional Fund, Inc.) included in each Annual Report to shareholders for the fiscal year ended December 31, 2012.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts
June 10, 2013